EXHIBIT 30
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                          PLEDGE AND SECURITY AGREEMENT


                  PLEDGE AND SECURITY AGREEMENT dated July 23, 2004, made by Nelson Peltz, an individual whose principal residence is in the State of New York (the "Pledgor"), in favor of Bank of America, N.A., a national banking association (the "Bank" and, together with its successors and assigns, collectively the "Lenders"), as agent for the Bank and its permitted successors and assigns (in such capacity and together with its successors and assigns, the "Agent").

                              W I T N E S S E T H:


                  WHEREAS, the Pledgor, Claudia Peltz (collectively, the "Borrowers") and the Bank are parties to the Third Amended and Restated Credit Agreement dated as of January 18, 1996, as amended and restated on June 19, 1997, as amended and restated as of January 2, 1999, and as amended and restated as of April 2, 2001 (as amended or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Bank agreed to make loans (each a "Loan" and collectively the "Loans") and issue letters of credit (the "Letters of Credit") to the Borrowers in an aggregate amount at any time outstanding not to exceed the amounts of the Commitments referred to therein;

                  WHEREAS, it was a condition precedent to the making of the Loans to the Borrowers pursuant to the Credit Agreement that DWG Acquisition Group, L.P., a Delaware limited partnership ("DWG") of which the Pledgor and Peter W. May are the sole general partners ("General Partners"), execute and deliver to the Agent the Triarc Pledge Agreement, pursuant to which DWG pledged to the Agent, and granted to the Agent a security interest in, the outstanding shares of capital stock ("Triarc Shares") issued by Triarc Companies, Inc. (the "Issuer") from time to time owned by DWG; and

                  WHEREAS, (a) the Pledgor has (i) notified the Collateral Agent that pursuant to Section 7.3 of the Credit Agreement, the General Partners intend to liquidate DWG and transfer approximately two-thirds of the Triarc Shares owned by DWG (the "Peltz Interest") to the Pledgor (subject to the perfected, first priority Lien and security interest of the Collateral Agent) and (ii) requested that the Collateral Agent amend certain terms and provisions of the Credit Agreement relating to the liquidation of DWG; and (b) the Collateral Agent is willing to permit such Triarc Shares to be distributed to its partners so long as (i) concurrently with the liquidation of DWG, the Triarc Shares comprising the Peltz Interest shall have been transferred (subject to the perfected, first priority Lien and security interest of the Collateral Agent, securing the Obligations) to the Pledgor, (ii) immediately after such liquidation, the Collateral Agent shall have a perfected, first priority Lien on, and security interest in, the Triarc Shares owned by DWG comprising the Peltz Interest, as security for the Obligations, and (iii) the Pledgor shall have executed and delivered, among other things, this Pledge Agreement;

                  NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Bank to make and maintain the Loans pursuant to the Credit Agreement, the Pledgor hereby agrees with the Agent as follows:

         SECTION 1. Definitions. Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All terms used in this Pledge Agreement which are defined in the Credit Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in, the Pledgor's right, title and interest in and to the following (collectively, the "Pledged Collateral"):

                  (a) the shares of stock described in Schedule I hereto (the "Pledged Shares") issued by the Issuer, the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof (including, without limitation, any registration rights, whether under the Registration Rights Agreement dated as of April 23, 1993 (as amended or otherwise modified from time to time, the "Registration Rights Agreement"), between the Issuer and the Pledgor, any other registration rights agreement between the Issuer and the Pledgor or otherwise), and all dividends, distributions, cash, instruments, investment property and other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                  (b) all security entitlements of the Pledgor in any and all of the foregoing; and

                  (c) all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever such interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

         SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations whether now existing or hereafter incurred (collectively, the "Obligations"):

                  (a) the prompt payment by each Borrower, as and when due and payable (whether by scheduled maturity, maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by either of them in respect of any Loan Document, whether for principal, interest, fees or otherwise (including, without limitation, amounts that but for the operation of Section 362(a) of the Bankruptcy Code would become due); and

                  (b) the due performance and observance by the Borrowers of all of their other obligations from time to time existing under any Loan Document.

Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by a Borrower to the


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


Agent or any of the Lenders but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving either Borrower.

         SECTION 4. Delivery of the Pledged Collateral.

                  (a) All certificates currently representing the Pledged Shares shall be delivered to the Agent on or prior to the execution and delivery of this Pledge Agreement. All other certificates and instruments constituting Pledged Collateral from time to time or required to be pledged to the Agent by the Pledgor pursuant to the terms of this Pledge Agreement (the "Additional Collateral") shall be delivered to the Agent within five (5) days of receipt thereof by or on behalf of the Pledgor. All such certificates and instruments shall be held by or on behalf of the Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent.

                  (b) If the Pledgor shall receive, by virtue of the Pledgor's being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7(a) hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

         SECTION 5. Representations and Warranties. The Pledgor represents and warrants as follows:

                  (a) The Pledgor has the legal capacity and right to execute, deliver and perform this Pledge Agreement.

                  (b) Schedule II hereto sets forth (i) the exact legal name of the Pledgor and all other names used by the Pledgor at any time during the five years preceding the date hereof, and (ii) the Pledgor's principal residence and each place of residence of the Pledgor during the five years preceding the Closing Date.

                  (c) The execution, delivery and performance by the Pledgor of this Pledge Agreement (i) do not and will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of the Pledgor's properties (including, without limitation, any governing document of the Issuer or any rule, directive or policy of the Issuer), and (ii) do not and will not result in or require the creation of any Lien upon or encumbrance upon or with


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


respect to any of the Pledgor's properties other than pursuant to this Pledge Agreement. The exercise by the Agent of its rights and remedies under this Pledge Agreement (including, without limitation, the sale or other disposition of the Pledged Shares) will not violate any contractual restriction binding on or affecting the Pledgor or the Pledged Shares.

                  (d) This Pledge Agreement is a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                  (e) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral of the Pledgor free and clear of any Lien, except for the security interest created by this Pledge Agreement.

                  (f) The exercise by the Agent of any of its rights and remedies hereunder (including, without limitation, the sale or other disposition of the Pledged Shares by the Agent) will not contravene any law (subject to compliance with laws affecting the offering and sale of securities generally) or any contractual restriction binding on or affecting any the Pledgor or any of the Pledgor's properties (including, without limitation, any governing document of the Issuer) and will not result in or require the creation of any Lien upon or with respect to any of the Pledgor's properties other than pursuant to this Pledge Agreement and the other Loan Documents.

                  (g) The Pledged Shares are fully paid and nonassessable and, to the best of the Pledgor's knowledge, have been duly authorized and validly issued. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable. The Pledgor has legally and beneficially owned the Pledged Shares described in Schedule I hereto since the dates set forth opposite the applicable certificate evidencing such Pledged Shares as set forth in Schedule I hereto. The information set forth in
Schedule I hereto is true and correct.

                  (h) There is no action, suit or proceeding pending or, to the Pledgor's knowledge, threatened or otherwise affecting the Pledgor before any court or other Governmental Authority or arbitrator that is reasonably likely to materially adversely affect the financial condition of the Pledgor or the Pledgor's ability to perform his obligations hereunder and under the other Loan Documents.

                  (i) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body or any other Person is required for (i) the due execution, delivery and performance by the Pledgor of this Pledge Agreement or the other Loan Documents to which the Pledgor is a party, (ii) the grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or
(iii) the exercise by the Agent of any of its rights and remedies hereunder, except for the filing of a Form 144.

                  (j) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral in existence, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Pledge Agreement. There is no financing statement naming the Pledgor as debtor (or similar documents or instrument of


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

registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of the Pledgor in the Pledged Collateral, except in favor of the Agent.

                  (k) This Pledge Agreement creates a valid security interest in favor of the Agent in the Pledged Collateral, as security for the Obligations. The Agent's having possession of the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such security interest. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary or desirable to perfect and protect such security interest has been duly taken, except for the Agent's having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

                  (l) The information on Exhibit A hereto (the Restricted Securities Statement) is accurate and complete.

                  (m) The Pledgor has furnished the Agent with a true, correct and complete copy of the Registration Rights Agreement and each other registration rights and other agreement in respect of or otherwise affecting any of the Pledged Shares in existence on the date hereof.

         SECTION 6. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment under the Credit Agreement, unless the Agent shall otherwise consent in writing:

                  (a) Records. The Pledgor will keep adequate records concerning the Pledged Collateral and permit the Agent or any agents or representatives thereof at any reasonable time and from time to time to examine and make copies of and abstracts from such records.

                  (b) Notices. The Pledgor will, at his expense, promptly deliver to the Agent a copy of each notice or other communication received by the Pledgor in respect of the Pledged Collateral of the Pledgor.

                  (c) Defend Title. The Pledgor will (at the expense of the Pledgor) defend his right, title and interest in and to the Pledged Collateral against the claims of any Person.

                  (d) Further Assurances. The Pledgor will (at the expense of the Pledgor), at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Agent may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby (whether pursuant to laws, rules, regulations or general practices currently in effect or adopted subsequent to the date hereof); (ii) to enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral (including, without limitation, by executing one or more Forms 144); or (iii) to otherwise effect the purposes of this Pledge Agreement, including, without limitation: (A) at the request of the Agent, marking conspicuously each of the records of the Pledgor pertaining to the Pledged Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such Pledged Collateral is subject to the security interest


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


created hereby; (B) if any Pledged Collateral shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Agent hereunder such note, instrument or chattel paper duly indorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; (C) delivering to the Agent irrevocable proxies in respect of the Pledged Collateral and executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Agent may request in order to perfect and preserve the security interest created or purported to be created hereby; and (D) furnishing to the Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Agent may reasonably request, all in reasonable detail.

                  (e) Change of Name or Address. The Pledgor will give the Agent at least 30 days' prior written notice of any change in the Pledgor's name or principal residence.

                  (f) Transfers and Other Restrictions. The Pledgor will not (i) sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral except as expressly permitted by Section 7(a) hereof.

                  (g) Rule 144 Covenants. The Pledgor will not sell any securities of the same class or convertible into the same class of securities as the Pledged Shares, whether or not such securities are pledged hereunder, and in the event of any such sale consented to by the Agent will furnish the Agent with a copy of any Form 144 filed in respect of such sale. The Pledgor will use his reasonable efforts to cause any Person with whom he shall be deemed one "person" for purposes of Rule 144(a)(2) (the Pledgor and all such parties being hereinafter collectively referred to as the "Attribution Group") to refrain from selling any securities of the same class or convertible into the same class of securities as the Pledged Shares, whether or not such securities are pledged hereunder, and in the event of any such sale consented to by the Agent will furnish the Agent with a copy of any Form 144 filed in respect of such sale.

                  (h) Cooperation. The Pledgor will cooperate fully with the Agent with respect to any sale by the Agent of any of the Pledged Collateral after the occurrence and during the continuance of an Event of Default, including full and complete compliance with all requirements of Rule 144, and will give to the Agent all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 for the complete and unrestricted sale and/or transfer of any or all of the Pledged Collateral.

                  (i) Lien. The Pledgor will not create or suffer to exist any
(i) Lien upon or with respect to any of the Pledged Collateral except for the security interests created by this Pledge Agreement or (ii) any contractual restriction on the transferability of any of the Pledged Collateral (including, without limitation, any market standoff or other "lock-up" agreement) other than the restriction in the Registration Rights Agreement (as in effect on the date hereof), which applies only to the Pledgor (and not to any sale or disposition of the Pledged Collateral by the Agent or any Lender).

                  (j) Agreements Affecting Pledged Collateral. The Pledgor will not make or consent to any amendment or other modification or waiver with respect to any of the Pledged


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


Collateral (including, without limitation, to the Registration Rights Agreement), or enter into any agreement or permit to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto.

                  (k) Other Actions. The Pledgor will not take or fail to take any action that would in any manner impair the value or enforceability of the Agent's security interest in the Pledged Collateral.

         SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

                  (a) So long as no Default or Event of Default shall have occurred and be continuing:

                           (i)   the Pledgor may exercise any and all voting and
other consensual rights pertaining to any Pledged Collateral in a manner not inconsistent with the terms of this Pledge Agreement;

                           (ii)  the Pledgor may receive and retain any and all
dividends or other distributions paid in respect of the Pledged Collateral of the Pledgor; provided, however, that any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral (including, without limitation, shares of stock or other instruments issued in respect of any "spin-off" of any division or subsidiary of the Issuer), (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral shall be, and shall forthwith be delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations; and

                           (iii) the Agent will execute and deliver (or cause to
be executed and delivered) all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that the Pledgor is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends that the Pledgor is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a).

                  (b) Upon the occurrence and during the continuance of any Default or Event of Default:

                           (i)   all rights of the Pledgor to exercise the
voting and other consensual rights that the Pledgor would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the dividends and other distributions that the Pledgor would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease, and (A) all such rights shall thereupon become


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


vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and other distributions, and (B) the Pledgor shall execute and deliver all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling Agent to exercise the voting and other rights that it is entitled to exercise pursuant to this Section 7(b)(i);

                           (ii)  without limiting the generality of the
foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer of Pledged Collateral, or upon the exercise by any issuer of Pledged Collateral of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                           (iii) all dividends and other distributions that are
received by the Pledgor contrary to the provisions of paragraph (i) of this
Section 7(b) shall be received in trust for the benefit of the Agent, shall be segregated from the other funds of the Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral hereunder.

         SECTION 8. Additional Provisions Concerning the Pledged Collateral.

                  (a) The Pledgor hereby authorizes the Agent to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral. The Agent hereby agrees to notify the Pledgor promptly after any such filing.

                  (b) The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument (at the expense of the Pledgor) that the Agent may reasonably deem necessary or advisable to accomplish the purposes of this Pledge Agreement including, without limitation, (i) at any time and from time to time, to receive, indorse and collect all instruments made payable to the Pledgor representing any distribution in respect of any Pledged Collateral and to give full discharge for the same, (ii) to complete, execute and file one or more Forms 144 with respect to any of the Pledged Collateral and (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper representing any dividend or other distribution in respect of the Pledged Collateral and, in addition to the foregoing and without limitation: (A) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral and to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith; and (B) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the


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


Agent with respect to any of the Pledged Collateral; provided, however, that the Agent shall exercise such powers only during the occurrence and continuance of an Event of Default. This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full and the termination of all of the Letters of Credit and each Commitment.

                  (c) If the Pledgor fails to perform any agreement or obligation contained herein, the Agent (immediately after giving notice to the Pledgor) may itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 11 hereof, together with interest from the date such expenses are paid by the Agent until repaid in full, at the rate for overdue principal under the Credit Agreement, all payable on demand.

                  (d) The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care to assure the safe custody of any Pledged Collateral in its possession, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                  (e) The Agent may at any time in its discretion (i) subject only to the rights of the Pledgor under Section 7(a) hereof and so long as an Event of Default has occurred and is continuing, without prior notice to the Pledgor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

                  (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York (whether or not the Code applies to the affected Pledged Collateral); and without limiting the generality of the foregoing, also may without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless


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


of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor agrees to complete and execute one or more Forms 144, and to cooperate in the completion and execution of one or more Forms 144 if completed and executed by the Agent, to the extent necessary or desirable to permit a sale of the Pledged Collateral in compliance with Rule 144.

                  (b) The Pledgor agrees that in any sale of any Pledged Collateral hereunder the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, rule or regulation (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or in order to obtain any required approval of the sale or of the purchasers by any Governmental Authority, regulatory body or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

                  (c) Notwithstanding the provisions of subsection (b) of this
Section 9, the Pledgor recognizes that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of any securities constituting Pledged Collateral (the "Securities") to register such securities for public sale under the Securities Act of 1933, as amended (the "Securities Act"). The Pledgor further acknowledges and agrees that any offer to sell such Securities that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or
(ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a "public disposition" for the purposes of Section 9-610 of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Agent may, in such event, bid for and purchase such Securities.

                  (d) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the

Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Obligations, the termination of all of the Letters of Credit and the termination of each Commitment shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

                  (e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent or any Lender is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Credit Agreement for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Agent or any of the Lenders to collect such deficiency.

         SECTION 10. Indemnity and Expenses.

                  (a) The Pledgor agrees to indemnify the Agent from and against any and all claims, losses and liabilities (including, without limitation, the reasonable fees, client charges and other expenses of the Agent's counsel) growing out of or resulting from this Pledge Agreement or the enforcement of any of the terms hereof (including, without limitation, the sale of Pledged Collateral pursuant to a public or private offering and each and every document produced in furtherance thereof), except claims, losses or liabilities resulting solely and directly from the Agent's gross negligence or willful misconduct.

                  (b) The Pledgor agrees to pay to the Agent on demand the amount of any and all costs and expenses, including the reasonable fees and other client charges of the Agent's counsel and of any experts and agents, that the Agent may incur in connection with (i) the amendment, modification, administration and termination of this Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral (including, without limitation, fees or commissions of any broker), (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

         SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed or delivered, if to the Pledgor, to the Pledgor at to c/o Triarc Companies, Inc., 280 Park Avenue, 41st Floor, New York, New York 10017, Telecopy No.: (212) 451-3216, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, Attention: Neale M. Albert, Esq., telecopy No. (212) 757-3990; if to the Agent, to it at its address at Bank of America, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255, with copies to Bank of America, N.A., 767 Fifth Avenue, Floor 12A, New York, New York 10153-0083, Attention: Ms. Jane
R. Heller, Senior Vice President, Telecopier No. (212) 407-5402, and Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention:
Lawrence S. Goldberg, Esq.; or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier; (ii) if telecopied, when received; (iii) if telegraphed, when delivered to the telegraph company; or (iv) if delivered, upon delivery.

         SECTION 12. Miscellaneous.

                  (a) No amendment of any provision of this Pledge Agreement shall be effective unless it is in writing and signed by the Pledgor and the Agent, and no waiver of any provision of this Pledge Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent against the Pledgor under any Loan Document are not conditional or contingent on any attempt by the Agent to exercise any of its rights under any other Loan Document against the Pledgor or against any other Person.

                  (c) Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (d) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and the termination of the Letters of Credit and the Commitments, and (ii) be binding on the Pledgor and its successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Agent and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, no Lender may assign or otherwise transfer its interests hereunder or under any other Loan Document; provided, however, that any Lender may assign or transfer, as collateral or otherwise, any or all of its interest hereunder and under the other Loan Documents in accordance with the applicable provisions of the other Loan Documents. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

                  (e) Upon the satisfaction in full of the Obligations and the termination of all Letters of Credit and the Commitments, (i) this Pledge Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Agent will, upon the Pledgor's request and at the Pledgor's expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                  (f) This Pledge Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

                  (g) NOTHING IN THIS PLEDGE AGREEMENT IS INTENDED TO BE AN AMENDMENT OR MODIFICATION OF, OR LIMITATION OR RESTRICTION UPON, ANY PROVISION OF THE LOAN AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE BORROWERS' OBLIGATIONS TO PAY THE PRINCIPAL OF AND INTEREST ON THE LOANS MADE PURSUANT TO THE LOAN AGREEMENT UPON DEMAND), AND THE PROVISIONS OF THE LOAN AGREEMENT AND RELATED NOTES SHALL BE CONTROLLING AND FULLY EFFECTIVE REGARDLESS OF ANYTHING HEREIN TO THE CONTRARY. THE PLEDGOR HEREBY ACKNOWLEDGES THAT THE BANK MAY, AT ANY TIME, IN ITS SOLE AND ABSOLUTE DISCRETION, DEMAND PAYMENT OF THE REVOLVING A LOAN AND THE RELATED REVOLVING A NOTE EVEN IF THE PLEDGOR HAS FULLY COMPLIED WITH ALL OF THE TERMS AND CONDITIONS OF THIS PLEDGE AGREEMENT.

         SECTION 13. Security Interest Absolute. All rights of the Agent, all security interests and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any Loan Document or any other agreement, instrument or document relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document or any other agreement, instrument or document relating thereto, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral for any of the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Borrower in respect of any of their obligations under the Credit Agreement , or the Pledgor in respect of any of the Obligations.


         SECTION 14. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS PLEDGE

AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS PLEDGE AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  (a) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF PLEDGOR'S OFFICE REFERRED TO IN SECTION 11 HEREOF AT THE TIME OF THE EXECUTION OF THIS PLEDGE AGREEMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  (b) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT, OR DOCUMENT; OR (II) BE A WAIVER BY THE AGENT OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE AGENT HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE AGENT MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS PLEDGE AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         SECTION 15. OTHER AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be executed and delivered on the date first above written.


                                                  /s/ Nelson Peltz
                                                  ------------------------
                                                  Nelson Peltz

                              AMENDMENT NO. 1 TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


         AMENDMENT NO. 1 (the "AMENDMENT"), dated as of November 20, 2001, to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 2, 2001 (as previously amended, the "CREDIT AGREEMENT"), by and between NELSON PELTZ and CLAUDIA PELTZ (the "BORROWERS"), and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A. (the "BANK").

         WHEREAS, the Borrowers and the Bank have entered into the Third Amended and Restated Credit Agreement, pursuant to which the Bank agreed to make loans (each a "LOAN" and collectively the "LOANS") to the Borrowers in an aggregate principal amount at any time outstanding not to exceed the amounts of the Commitments referred to therein;

         WHEREAS, it was a condition precedent to the making of the Loans by the Bank that, among other things, the Borrowers shall have pledged to the Collateral Agent for the benefit of the Lenders, and granted to the Collateral Agent for the benefit of the Lenders a security interest in, all of the Borrowers' rights in the Partnerships set forth on Schedule I to the Credit Agreement;

         WHEREAS, the Borrowers have requested that the Collateral Agent (i) release its lien on, and security interest in, the partnership interest of Claudia Peltz in Everest Capital Fund, L.P. and Everest Capital Frontier, L.P. (collectively, the "RELEASED COLLATERAL") and (ii) consent to the investment of the proceeds of such Partnerships in Everest Capital Senior Debt, L.P. (the "NEW PARTNERSHIP"), subject to the pledge to the Collateral Agent for the benefit of the Lenders of, and the grant by Claudia Peltz (the "GRANTOR") of a perfected, first priority security interest in favor of the Collateral Agent for the benefit of the Lenders in, the Grantor's interest in the New Partnership; and

         WHEREAS, the Collateral Agent is willing to release its security interest in the Released Collateral, subject to, among other things, the execution and delivery by the Borrowers of an amendment to the Credit Agreement;

         NOW, THEREFORE, the Borrowers and the Bank hereby agree as follows:

         1. DEFINITIONS. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

         2. AMENDMENT TO CREDIT AGREEMENT. Schedule I to the Credit Agreement is hereby amended by replacing Schedule I to the Credit Agreement with Schedule I hereto, which shall be Schedule I to the Credit Agreement for all purposes thereof.

         3. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Bank as follows:

                  (a) CAPACITY. Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Credit Agreement, as amended, and each other Loan Document to which such Borrower is a party.

                  (b) NO VIOLATION. The execution, delivery and performance by such Borrower of this Amendment, and the performance of the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party (i) do not and will not violate any law or any contractual restriction binding on or otherwise affecting such Borrower or any of the properties of such Borrower, except for any violation that could not reasonably be expected to have a Material Adverse Effect, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Bank.

                  (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by such Borrower of this Amendment, or the performance of the Credit Agreement, as amended, or any other Loan Document to which such Borrower is a party.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of this Amendment and the Credit Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

                  (e) LITIGATION. There is no material pending or, to such Borrower's knowledge, threatened action, suit or proceeding affecting such Borrower before any court or other Governmental Authority or any arbitrator, which is reasonably likely to have a Material Adverse Effect.

                  (f) BRING-DOWN. (i) The representations and warranties by such Borrower contained in Section 4 of this Amendment and in Article IV of the Credit Agreement, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing.

         4. CONDITIONS. This Amendment shall become effective on the date (the "EFFECTIVE DATE") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Bank:

                  (a) The Bank shall have received the following, each in form and substance satisfactory to the Bank:

                           (i)      this Amendment, duly executed by the
Borrowers;

                           (ii)     the Acknowledgment and Consent,
substantially in the form attached hereto as Exhibit I, duly executed by DWG and PF;

                           (iii)    Amendment No.1 to the CP Security Agreement;

                           (iv)     the Consent and Recognition of the General
Partner of Everest Capital Senior Debt, L.P., duly executed by an authorized agent of Everest Capital Senior Debt, L.P. and a general partner thereof, together with a copy of the New Partnership's organizational document;

                           (v)      the undated Assignment of Partnership
Interest made by Claudia Peltz in respect of her limited partnership interest in the New Partnership;

                           (vi)     a copy of appropriate financing statements
on Form UCC-1, duly filed in such office or offices as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests purported to be created by Amendment No.1 to the CP Security Agreement; and

                           (vii)    certified copies of requests for copies or
information on Form UCC-11, listing all effective financing statements which name Claudia Peltz as debtor and which are filed in the offices required by the Bank, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Bank, shall cover any of the Collateral.

                  (b)      (i) The representations and warranties contained in
Section 3 hereof, in Article IV of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of the Effective Date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the financial condition, properties or prospects of any Loan Party has occurred and is continuing on the Effective Date.

         5. ACKNOWLEDGMENT, WAIVER AND CONSENT. (a) Pursuant to the request of the Borrowers and in accordance with Section 7.1 of the Credit Agreement and Section 12(a) of the CP Security Agreement, the Bank hereby consents to, and waives any noncompliance with Section 5(e) of the CP Security Agreement by reason of the redemption by Claudia Peltz of the partnership interests in Everest Capital Fund L.P. and Everest Capital Frontier, L.P.

                  (b) The waiver set forth in this Section 5 shall be effective only for the specific purpose and in the specific instance described above, and shall not otherwise modify any of the obligations of any Loan Party under the Loan Documents.

         6.       MISCELLANEOUS.

                  (a) CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT. Except as otherwise expressly provided herein, the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment.

                  (b) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (c) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (d) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (e) COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Bank (including, without limitation, the reasonable fees and other client charges of Schulte Roth & Zabel LLP) in connection with the Credit Agreement, this Amendment and the related agreements, instruments and other documents.

                  (f) AMENDMENT AS LOAN DOCUMENT. The Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document." Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (g) WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.



                                     /s/ Nelson Peltz
                                     --------------------------------
                                     NELSON PELTZ


                                     /s/ Claudia Peltz
                                     --------------------------------
                                     CLAUDIA PELTZ



                                     BANK OF AMERICA, N.A.


                                     By: /s/ Rosemary T. Vrablic
                                         ---------------------------------
                                         Name:  Rosemary T. Vrablic
                                         Title  Senior Vice President

                          OMNIBUS AMENDMENT NO. 8 TO
                               CREDIT AGREEMENT

         OMNIBUS AMENDMENT NO. 8, dated January 31, 2006 (the "AMENDMENT"), to the AMENDED DOCUMENTS (as defined below), by and among NELSON PELTZ and CLAUDIA PELTZ (the "BORROWERS") and BANK OF AMERICA, N.A., a national banking association (the "BANK").

         WHEREAS, the Borrowers and the Bank are parties to the Third Amended and Restated Credit Agreement, dated as of April 2, 2001 (as previously amended, the "CREDIT AGREEMENT"), among the Borrowers and the Bank, pursuant to which the Bank has agreed to make, during the period from the Effective Date (as defined in the Credit Agreement) to the Termination Date (as defined in the Credit Agreement), (a) Revolving A Loans to the Borrowers in the aggregate principal amount not to exceed $43,000,000 at any time outstanding and (b) Revolving B Loans in the aggregate principal amount not to exceed $7,000,000 at any time outstanding;

         WHEREAS, it was a condition precedent to the making of any Loan (as defined in the Credit Agreement) that Nelson Peltz execute and deliver the Pledge and Security Agreement dated as of July 23, 2004 (the "PLEDGE AGREEMENT"; together with the Credit Agreement, collectively, the "AMENDED DOCUMENTS"), made by Nelson Peltz (the "PLEDGOR") in favor of the Bank, pursuant to which the Pledgor granted to the Bank a perfected, first priority security interest in, and a Lien on, the Pledgor's equity interest in, among other things, the Pledged Shares (as defined in the Credit Agreement), as security for the Obligations (as defined in the Credit Agreement);

         WHEREAS, the Borrowers have requested that the Bank amend certain provisions of the Amended Documents to provide for, among other things, (a) an increase in the maximum principal amount available under the Revolving A Commitment from $43,000,000 to $65,000,000, (b) the termination of the Revolving B Commitment, (c) the release of the Bank's Lien on, and security interest in, the Pledgor's interest in the Partnership Interest (as defined in the Credit Agreement) pledged to the Bank pursuant to the NP Security Agreement (as defined in the Credit Agreement) (the "RELEASED COLLATERAL") and
(d) the grant by the Pledgor in favor of the Bank of a perfected, first priority security interest in, and a Lien on, (i) all of the Triarc Shares (as defined in the Credit Agreement) owned by the Pledgor not previously been pledged to the Bank, including, without limitation, certain Triarc Shares held by the Pledgor in a securities account maintained by Banc of America Investment Services, Inc., all as more fully described on Schedule I attached hereto, as such Schedule I may be amended or supplemented from time to time,
(ii) the Securities Accounts referred to below and (iii) certain related collateral (the Collateral described in clauses (i), (ii) and (iii), hereinafter referred to as the "ADDITIONAL COLLATERAL"), all in accordance with and subject to the terms and conditions set forth herein; and

         WHEREAS, the Bank is willing to amend the Amended Documents to provide for such increase, subject to, among other things, the grant by the Pledgor in favor of the Bank of a perfected, first priority security interest in, and a Lien on, the Additional Collateral, the payment of commitment fees in the aggregate amount of $82,500 and the other terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Bank to maintain the Loans, the Borrowers hereby agree with the Bank as follows:

         1. DEFINITIONS. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the Amendment Effective Date and subject to the satisfaction (or due waiver) of the conditions set forth in Section 6 hereof, hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended as follows:

                           (i) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in their appropriate alphabetical order:

                  ""BA CONTROL AGREEMENT" means the Collateral Account Notification and Acknowledgment Agreement dated the date hereof, among Nelson Peltz, the Bank and the Securities Intermediary, in respect of the Securities Account referred to therein, as amended or otherwise modified from time to time."

                  ""LIQUID ASSETS" means any of the following (excluding assets of any retirement plan): (a) any equity security which, as of any date, (i) is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market/National Market System,
         (ii) has a minimum share price of at least $10 per share on such date and (iii) any Borrower would be able to sell, based on the average daily trading value of such equity security during the four week period immediately preceding such date, over a period equal to five Business Days; (b) any publicly traded debt security of a corporation organized under the laws of the United States or any state thereof (including the District of Columbia) that is readily marketable; (c)
         (i) any money market fund registered under the Investment Company Act of 1940, as amended, (A) which has total assets of at least $1,000,000,000, or (B) whose net asset values are reported on a daily basis in THE WALL STREET JOURNAL and (ii) any other money market funds that are deemed to be acceptable to the Bank in its sole judgment; (d) any municipal bond issued by any state, city or local agency or authority of the United States which is rated at least BBB by Standard & Poor's Rating Service, a division of McGraw-Hill, Inc., and Baa by Moody's Investors Service, Inc., and which has a remaining maturity not in excess of five years; (e) any United States Treasury bills; (f) any United States Treasury notes or United States Treasury bonds which have a remaining maturity not in excess of five years; and (g) any cash, in each case of clauses (a) though (g) above, free and clear of any Liens; PROVIDED, HOWEVER, that in no event shall any of the Triarc Shares be included in the calculation of Liquid Assets regardless whether or not such Triarc Shares have been pledged to the Bank."

                  ""OMNIBUS AMENDMENT NO. 8" means the Third Omnibus Amendment, dated as of January 31, 2006, by and between the Borrower and the Bank."

                  ""OMNIBUS AMENDMENT NO. 8 EFFECTIVE DATE" means the later of
         (i) January 31, 2006 and (ii) the date on which all of the conditions precedent set forth in Section 6 of the Omnibus Amendment No. 8 have been satisfied or waived in writing."

                  ""SECURITIES ACCOUNT" means (a) Account Number P62-021016 maintained by Nelson Peltz with Banc of America Investment Services, Inc. and (b) any successor or replacement accounts."


                  ""SECURITIES INTERMEDIARY" means Banc of America Investment Services, Inc."

                  (b) Section 1.1 of the Credit Agreement is hereby amended by amending and restating each of the following definitions set forth therein to read as follows:

                  ""LOAN DOCUMENTS" means this Agreement, the Notes, the 2005 Credit Agreement, the other 2005 Loan Documents, the Letters of Credit, the L/C Applications, the NP Security Agreement, the NP Pledge Agreement, the BA Control Agreement, the Hedging Agreements and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto."

                  "PLEDGED SHARES" means, collectively, the shares of common stock issued by Triarc and pledged by Nelson Peltz to the Collateral Agent pursuant to the NP Pledge Agreement, including, without limitation, any Triarc Shares held in the Securities Account.

                  "TERMINATION DATE" means (i) with respect to the Revolving B Commitment, the Omnibus Amendment No. 8 Effective Date and (ii) with respect to the Revolving A Commitment, August 5, 2007 or, with respect to any Commitment, such earlier date on which such Commitment shall be terminated pursuant to this Agreement.

                  (c) The definition of the term "Revolving A Commitment" is hereby amended by deleting the reference to "$43,000,000" therein, and by substituting therefor "$65,000,000".

                  (d) Section 5.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (f) therein, (ii) redesignating clause (g) therein as clause (h) and (iii) adding the following new clause (g) to read as follows:

                           "(g) as soon as available and in any event not more
                  than 60 days after the end of each calendar quarter, brokers' statements, bank statements, data and calculations and such other information concerning the financial condition of either Borrower as the Bank from time to time may reasonably request, demonstrating in reasonable detail compliance with the provisions of Section 5.9 and 5.15; and"

                  (e) The Credit Agreement is hereby amended by adding the following new Section 5.13, to read as follows:

                  "Section 5.13 INDEBTEDNESS. Not create, incur or suffer to exist any Indebtedness, other than:

                           (a) Indebtedness created hereunder, under the under the Notes or otherwise in favor of the Bank;

                           (b)      Indebtedness permitted by Section 5.14;
                  and

                           (c) Indebtedness existing on the date hereof, as set forth in Schedule 5.13 hereto, and the extension of maturity, refinancing or modification of the terms thereof; PROVIDED, HOWEVER, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Borrowers and the Bank than the terms of the Indebtedness being extended, refinanced or modified and
                  (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification; and

                           (d)      other unsecured Indebtedness in an
                  aggregate principal amount not to exceed $1,000,000 at any time outstanding."

                  (f) The Credit Agreement is hereby amended by adding the following new Section 5.14, to read as follows:

                  "Section 5.14 GUARANTIES, ETC. Not assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness or liability of any other Person, other than:

                           (a) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course;

                           (b) guaranties existing on the date hereof, as set forth in Schedule 5.13 hereto, and the extension of maturity, refinancing or modification of the terms thereof; PROVIDED, HOWEVER, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Borrowers and the Bank than the terms of the Indebtedness being extended, refinanced or modified and
                  (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification; and

                           (c)      other unsecured guaranties covering
                  Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding."

                  (g) The Credit Agreement is hereby amended by adding the following new Section 5.15, to read as follows:

                  "Section 5.15 LIQUID ASSETS. Not permit the aggregate fair market value of Liquid Assets of the Borrowers to be at any time less than $12,000,000."

         3.       AMENDMENTS TO PLEDGE AGREEMENT.

                  (a) Section 2 of the Pledge Agreement is hereby amended by (i) redesignating clauses (a), (b) and (c) thereof as clauses (b), (c) and
(d) respectively, and (ii) adding the following new clause (a) therein to read as follows:

                  "(a) account number P62-021016 maintained by the Pledgor with Banc of America Investment Services, Inc. ("BAIS" and/or the "SECURITIES INTERMEDIARY"), including, without limitation, all cash and cash equivalents, investment property, financial assets, security entitlements, capital stock, partnership interests, limited liability company interests and other equity interests, stock options, commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other securities and other assets now or hereafter deposited in or credited to such accounts (together with any successor or replacement accounts, all of the foregoing accounts are hereinafter referred to individually as a "SECURITIES ACCOUNT" and collectively, the "SECURITIES ACCOUNTS");

                  (b) SCHEDULES. Schedule I to the Pledge Agreement is hereby amended and restated by replacing Schedule I to the Pledge Agreement with ANNEX A hereto, which shall be Schedule I to the Pledge Agreement for all purposes therein.

         4. COMMITMENT FEE. In consideration for the execution and delivery of this Amendment, the Borrowers agree to pay to the Bank a non-refundable commitment fee (the "COMMITMENT FEE") equal to $82,500, which Commitment Fee is in addition to any fees payable to the Bank pursuant to the Credit Agreement or any amendment thereof. The Commitment Fee shall be deemed fully earned on the Amendment Effective Date. The Commitment Fee shall be payable in two installments, consisting of (a) the first installment of Commitment Fee, payable on the Amendment Effective Date, equal to $41,250 and
(b) the second installment of Commitment Fee, payable on the earlier to occur of August 5, 2006 or the date the Obligations are paid in full, equal to $41,250. The parties hereto hereby agree that the reference to the "Revolving A Commitment" set forth in Section 4 of Amendment No. 6 to Third Amendment and Restated Credit Agreement, dated as of August 5, 2005 ("AMENDMENT NO. 6"), shall be deemed a reference to "$43,000,000". The Bank hereby waives the remaining commitment fee installments with respect to the Revolving B Commitment that, pursuant to Section 4 of Amendment No. 6, are payable on or before March 30, 2006 and September 30, 2006.

         5. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Bank as follows:

                  (a) CAPACITY. Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Amended Documents, as amended, the New Note (as defined in Section 6) and each other Loan Document to which such Borrower is a party.

                  (b) NO VIOLATION. The execution, delivery and performance by such Borrower of this Amendment and the New Note, and the performance of the Amended Documents, as amended hereby, the New Note and each other Loan Document to which such Borrower is a party (i) do not and will not violate any law or any contractual restriction (including, without limitation, any constituent document of Triarc or any rule, directive or policy of Triarc) binding on or otherwise affecting such Borrower or any of the properties of such Borrower, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Collateral Agent. The exercise by the Bank of any of its rights and remedies under this Amendment or under the Amended Documents, as amended hereby (including, without limitation, the sale or other disposition of the Pledged Shares by the
Bank), will not violate any law or any contractual obligation (including, without limitation, any constituent document of Triarc or any rule, directive or policy of Triarc) binding on or affecting such Borrower or Triarc.

                  (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person (including, without limitation, Triarc), is required for (i) the due execution, delivery and performance by such Borrower of this Amendment or the New Note, (ii) the performance of the Amended Documents, as amended, the New Note or any other Loan Document to which such Borrower is a party, (iii) the creation of a perfected, first priority security interest in any of the Additional Collateral, or (iv) the exercise by the Bank of any of its rights and remedies with respect to any of the Additional Collateral.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of this Amendment and the Amended Documents, as amended hereby, the New Note and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

                  (e) LITIGATION. There is no material pending or, to such Borrower's knowledge, threatened action, suit or (i) proceeding affecting such Borrower before any court or other Governmental Authority or any arbitrator, which is reasonably likely to have a Material

Adverse Effect, or (ii) affecting the Additional Collateral or any other Collateral pending or threatened in writing before any court or other Governmental Authority or arbitrator.

                  (f) PLEDGE AGREEMENT. The Pledge Agreement, as amended hereby, creates a valid security interest in favor of the Bank in, among other things, the Additional Collateral and the other Pledged Collateral, as security for the Obligations. Pursuant to the BA Control Agreement the Bank has control of the Pledged Shares (other than any certificated Pledged Shares) and the other Additional Collateral, and such control pursuant to the BA Control Agreement by the Bank of such Pledged Shares and of all other certificates, instruments and cash constituting Additional Collateral from time to time results in the perfection of such security interest. Such security interest is, or in the case of Additional Collateral or any other Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary or desirable to perfect and protect such security interest has been duly taken.

                  (g) REGULATION U. None of the proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                  (h)      RULE 144.

                           (i)      The Pledged Shares are fully paid and
nonassessable and have been duly authorized and validly issued. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable. The Pledgor has legally and beneficially owned the Pledged Shares described on Exhibit B hereto since the dates set forth opposite the applicable certificate evidencing such Pledged Shares as set forth on Exhibit B hereto. The information set forth in Exhibit B hereto is true and correct;

                           (ii)     the Pledged Shares are or may be deemed
restricted or control securities (as indicated on Exhibit B) for purposes of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("RULE 144") promulgated by the Securities and Exchange Commission. The Pledgor understands that in order for the Bank to make any Loan to the Borrowers which is collateralized by the Rule 144 Securities, the Bank must be able to sell the Rule 144 Securities pursuant to Rule 144 (other than with respect to any waiting or holding period imposed by Rule 144 as of the date hereof), which requires that certain conditions must be met;

                           (iii)    the Pledgor has held the Pledged Shares
and borne the full economic risk thereof since or prior to the date(s) indicated on Exhibit B;

                           (iv)     the Pledgor is familiar with the
provisions of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder and has made his own determination if the provisions thereof are applicable to the Pledgor, and, if applicable, understands the possible consequences if the Bank sells the Pledged Shares at a time when such sale would deem the Pledgor to have received "short-swing" profits, which consequences could include the payment of all such profits to the issuer of the Rule 144 Securities by the Pledgor;

                           (v)      the Pledgor agrees that the Pledged Shares
may be sold as provided for in the Pledge Agreement and, except as provided in the Pledge Agreement, expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law;

                           (vi)     the Pledgor has furnished and shall
furnish the Bank with a true, correct and complete copy of each registration rights agreement and other agreement, if any, in respect of or otherwise affecting any of the Pledged Shares in existence on the date hereof or that may hereafter be entered into;

                           (vii)    the Pledgor is and will be at all times
the legal and beneficial owner of the Additional Collateral in existence, free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by the Pledge Agreement. There is no financing statement naming the Pledgor as debtor (or similar documents or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of the Pledgor in the Additional Collateral, except in favor of the Bank; and

                           (viii)   upon the occurrence and during the
continuance of an Event of Default, the Bank may publicly sell, transfer or otherwise dispose of the Additional Collateral pursuant to Rule 144(k) without regard to the requirements of paragraphs (c), (e), (f) or (h) of Rule 144 so long as the Bank is not an affiliate of Triarc at the date of such sale, transfer or other disposition or at any time within the three months prior thereto.

                  (i) [REGISTERED PLEDGED SHARES. Sales by the Pledgor in transactions (the "COVERED TRANSACTIONS") described in the section of the [Prospectus] captioned "Plan of Distribution" of up to an aggregate of ___________ shares of Triarc Shares (evidenced by Certificate Nos. _________) owned by the Pledgor are registered under the [Registration Statement]. Assuming the continued effectiveness of the Registration Statement and such delivery of the Prospectus as may be required by the Securities Act of 1933, as amended, sales by the Bank, in its capacity as a "pledgee" under the Pledge Agreement, of the Pledged Shares in Covered Transactions would be registered under the Registration Statement and would not require any amendment to the Registration Statement or supplement of the Prospectus.]

                  (j) RESIDENCE. The principal residence of each Borrower is 543 Byram Lake Road, Mount Kisco, NY 10549.

                  (k) SECURITIES INTERMEDIARY. The Pledgor has directed the Securities Intermediary, and the Securities Intermediary has agreed, that it will comply with entitlement orders originated by the Bank without further consent by the Pledgor pursuant to the BA Control Agreement.

                  (l) BRING-DOWN. (i) The representations and warranties by such Borrower contained in this Section 6 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Bank and consented to in writing by the Bank.

         6. CONDITIONS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the
Bank:

                  (a) The Bank shall have received the following documents, each in form and substance satisfactory to the Bank:

                           (i)      this Amendment, duly executed by the
Borrowers;

                           (ii)     the Fourth Amended and Restated Revolving
A Note, dated the Amendment Effective Date, in substantially the form attached hereto as ANNEX B, made by the Borrowers to the order of the Bank and in the original principal amount of $65,000,000 (the "NEW NOTE"); and

                           (iii)    Federal Reserve Form U-1 provided for in
Regulation U issued by the Board of Governors of the Federal Reserve System, the statements made in which shall be such, in the opinion of the Bank, as to permit the transactions contemplated hereby in accordance with such Regulation;

                           (iv)     UCC Financing Statement Amendment,
amending Schedule A to UCC-1 Financing Statement to reflect the pledge by the Pledgor of the Additional Collateral;

                           (v)      certified copies of requests for copies or
information on Form UCC-11 or other recent UCC search results, listing all effective financing statements which name a Borrower as debtor, together with search results with respect to judgment and tax liens searches and copies of such financing statements and any other lien, none of which, except as otherwise agreed to in writing by the Bank, shall cover any of the Collateral;

                           (vi)     the original stock certificates
representing 100% of the Pledged Shares that are not subject to the BA Control Agreement and 15 undated stock powers executed in blank and other proper instruments of transfer for the stock certificates pledged by the Pledgor to the Bank;

                           (vii)    an issuer's letter from Triarc with
respect to the pledge of the Pledged Shares by the Pledgor;

                           (viii)   an irrevocable letter, duly executed by
the Pledgor, authorizing the payment of all dividends payable on the Pledged Shares directly to the Bank without further consent from the Pledgor;

                           (ix)     a certified copy of each Registration
Rights Agreement, if any, together with any consent from Triarc that the Bank may reasonably require in order to enjoy the benefits of any Registration Rights Agreement in respect of the Pledged Shares;

                           (x)      a restricted securities statement, duly
executed by the Pledgor;

                           (xi)     an opinion, dated the Amendment Effective
Date, of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Borrowers, in form and substance reasonably satisfactory to the Bank and its counsel;

                           (xii)    the BA Control Agreement, duly executed by
the Securities Intermediary, the Bank and the Pledgor; and

                           (xiii)   such other agreements, instruments,
opinions and other documents as the Bank may reasonably request.

                  (b) The Bank shall have received all fees and other amounts due and payable to the Bank, including, without limitation, the Commitment Fee referred to in Section 4 hereof and all legal fees, costs and expenses of the Bank in connection with the Credit Agreement, this Amendment and the other related agreements and documents.

                  (c) (i) The representations and warranties by each Borrower contained in this Section 5 of this Amendment and in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each other Loan Document and certificate or other writing delivered to the Bank pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the operations, condition (financial or otherwise), business, assets, income or prospects of such Borrower has occurred and is continuing, except as previously disclosed in writing to the Bank and consented to in writing by the Bank.

         7. POST CLOSING DELIVERIES. The Bank shall have received, within 14 Business Days of the Amendment Effective Date, [25] undated stock powers executed in blank and other proper instruments of transfer for the stock certificates pledged by the Pledgor to the Bank.

         8. REPLACEMENT OF OLD NOTE; CONTINUED EFFECTIVENESS OF AMENDED DOCUMENTS. (a) Simultaneously with the execution and delivery of this Amendment, the Borrowers are executing and delivering to the Bank the New Note. On and after the Amendment Effective Date, the existing Revolving A Note, dated May 5, 2005, made by the Borrowers to the order of the Bank and in the original principal amount of $43,000,000 (the "OLD NOTE"), shall be amended, superseded and replaced by the New Note. It is the intention of the parties hereto that this Amendment and the substitution of the New Note for the Old Note shall not in any way constitute (i) an extinguishment of the indebtedness of the Borrowers under the Old Note, (ii) a release of the Borrowers from such obligations, or (iii) a novation of the Old Note. Promptly after delivery of the New Note, duly executed by the Borrowers to the Bank, the Old Note, shall each be marked "cancelled" and replaced by the New Note, provided, that the Borrowers shall pay any unpaid interest on the Old Note accrued through the date of the New Note on or before January 31, 20006.

                  (b) All references in the Credit Agreement and in any other Loan Document to "the Revolving A Note", "thereto", "thereof", "thereunder" or words of like import referring to the Old Note shall be deemed to be references to the New Note, as such promissory note may be modified or extended from time to time, and any note issued in exchange or replacement therefor. All references in any Loan Document to "Obligations" shall be deemed to include any indebtedness (including, without limitation, principal and interest) under the New Note.

                  (c) Except as otherwise expressly provided herein, the Amended Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Amended Documents to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Amended Documents shall mean the Amended Documents as amended by this Amendment, and (ii) all references in the other Loan Documents to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement, as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the Amended Documents, under any other Loan Document or under any other document, nor constitute a waiver of any provision of the Amended Documents.

         9. RELEASE AND TERMINATION. Without recourse and representation or warranty of any kind, the Bank hereby releases its security interest in, and its Lien on, the Released Collateral. The Bank will (A) at the request of the Borrowers execute appropriate UCC-3 Statements of Release and (B) at the request of the Borrowers execute such additional instruments and other writings, and take such other action, as the Borrowers may reasonably request (in each case, at the cost and expense of the Borrowers) to effect or evidence the release of the Bank's security interest in the Released Collateral and all proceeds thereof.

         10.      MISCELLANEOUS.

                  (a) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (b) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (d) COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Bank (including, without limitation, the reasonable fees and other client charges of Schulte Roth & Zabel LLP) in connection with the Credit Agreement, this Amendment and the related agreements, instruments and other documents.

                  (e) AMENDMENT AS LOAN DOCUMENT. The Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document." Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  (f) WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.


                                     /s/ Nelson Peltz
                                     --------------------------------
                                     NELSON PELTZ


                                     /s/ Claudia Peltz
                                     --------------------------------
                                     CLAUDIA PELTZ



                                     BANK OF AMERICA, N.A.


                                     By: /s/ Rosemary T. Vrablic
                                         ---------------------------------
                                         Name:  Rosemary T. Vrablic
                                         Title  Senior Vice President